Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253463) of Canoo Inc. of our report dated September 18, 2020 relating to the financial statements of Canoo Holdings Ltd., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 31, 2021